                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   QMS, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                   QMS, Inc.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       [LOGO OF QMS, INC. APPEARS HERE]


To The Stockholders of QMS, Inc.:

  You are cordially invited to attend the annual meeting of stockholders to be held at the Adam's Mark Hotel, 64 Water Street, Mobile, Alabama, on Tuesday, January 24, 1995, at 2:00 p.m. local time.

  The principal business of the meeting will be to elect one class of directors to serve a three-year term beginning January 24, 1995. During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of fiscal 1995.

  Whether or not you plan to attend the annual meeting, please complete, sign, date and return to the Company the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                          Sincerely yours,

                                          /s/ James L. Busby

                                          JAMES L. BUSBY
                                          President

Mobile, Alabama
December 14, 1994

                                   QMS, INC.

                                ONE MAGNUM PASS
                             MOBILE, ALABAMA 36618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 24, 1995

  The annual meeting of stockholders of QMS, Inc. will be held on Tuesday, January 24, 1995, at 2:00 p.m. local time, at the Adam's Mark Hotel, 64 Water Street, Mobile, Alabama.

  The meeting is called for the following purposes:

  1. To elect two persons to serve as Class I directors for a three-year term beginning in 1995;

  2. To consider and act upon such other business as may properly come before the meeting or any adjournment(s).

  The Board of Directors has fixed November 28, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                          By Order of the Board of Directors,

                                              [SIG CUT]

                                          GREGORY R. JONES
                                          Secretary

Mobile, Alabama
December 14, 1994

                                   QMS, INC.
                                ONE MAGNUM PASS
                             MOBILE, ALABAMA 36618

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QMS, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders of the Company to be held Tuesday, January 24, 1995, and at any and all adjournments thereof (the "Meeting"). Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If directions are not given, the proxy will be voted FOR the election of the persons named herein to serve as Class I directors.

  Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Meeting who expresses a desire to vote his or her shares in person. A majority of the stockholders entitled to vote must be present in person, or represented by proxy, to constitute a quorum and to act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

  The terms "fiscal 1992," "fiscal 1993," "fiscal 1994" and "fiscal 1995" as used herein refer to the Company's fiscal years ended October 2, 1992, October 1, 1993 and September 30, 1994, and its fiscal year ending September 29, 1995, respectively.

                            SHARES ENTITLED TO VOTE

  The Notice of the Meeting, this Proxy Statement and the form of proxy are first being mailed to stockholders on or about December 14, 1994. At the close of business November 28, 1994, the record date for determining the stockholders entitled to notice of and to vote at the Meeting, there were 10,671,157 shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

  The election of directors requires the affirmative vote of a plurality of shares of Common Stock voting in person or by proxy at the Meeting. Therefore, votes withheld from director nominees will not be included in vote totals and will not be considered in determining the outcome of the election of directors.

                YOUR BOARD OF DIRECTORS URGES YOU TO SIGN, DATE
                   AND RETURN THE ENCLOSED PROXY CARD IN THE
                       ENCLOSED POSTAGE-PREPAID ENVELOPE

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND DIRECTOR NOMINEES

  The Company's Certificate of Incorporation provides for three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. At the Meeting, two nominees for the Class I positions will be considered. The Class III and Class II directors have one year and two years, respectively, remaining in their terms of office.

  The Company's Certificate of Incorporation and Bylaws provide that the Company shall have at least five and no more than ten directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board has, by resolution, set the number of directors at nine. There is presently one vacancy on the Board resulting from the prior resignation of a Class I director. The Company is in the process of identifying candidates who might fill this vacancy, although no specific nominee has yet been selected. If this vacancy remains following the Meeting, the Board of Directors may elect to fill the vacancy pursuant to the authority vested in it by the Company's Bylaws.

  It is the intention of the persons named as proxies to vote the proxies for the election as Class I directors of the Company of the persons named below, each of whom is currently a director, unless the stockholders direct otherwise in their proxies. In the event any of the nominees named below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The election of the nominees to the Board of Directors requires the presence, by proxy or in person, of the holders of a majority of all shares of the Company's Common Stock entitled to notice of and to vote at the Meeting and the affirmative vote of the holders of a plurality of the shares voted at the Meeting.

  Set forth below is certain information furnished to the Company by each of the Company's directors, including each of the nominees.

                      YOUR BOARD OF DIRECTORS RECOMMENDS
                    THAT SHAREHOLDERS VOTE FOR THE ELECTION
                         OF THE NOMINEES FOR DIRECTOR

           CLASS I DIRECTORS -- CURRENT TERM EXPIRING AT THE MEETING

  The Class I directors are nominees for an additional term of three years, expiring in 1998.

  JAMES L. BUSBY(1) (age 48) has been a director and President, Chief Executive Officer and Chairman of the Board of the Company since 1977.

  LUCIUS E. BURCH, III (age 53) has been a director of the Company since 1983. He has been President of Massey Burch Investment Group, Inc. (an investment management and venture capital firm) since 1981 and Chairman of Massey Burch Investment Group, Inc. since 1990. He is also a director of BioSafety Systems (a manufacturer of proprietary products for the protection of health care workers), Surgical Care Affiliates, Inc. (an operator of ambulatory care centers) and Titan Holdings, Inc. (an insurance holding company).
- - --------
(1) Messrs. Dow and Parker are brothers-in-law of Mr. Busby.

               CLASS II DIRECTORS -- CURRENT TERM EXPIRING 1997

  DONALD L. PARKER, PH.D.(1) (age 49) has been a director of the Company since 1979 and an executive officer since 1981. Since 1981, he has served as the Company's Executive Vice President, Products and Technology (formerly Senior Vice President, Marketing and Technology; and formerly Senior Vice President, Corporate Technology).

  JACK R. ALTHERR (age 68) has been a director of the Company since 1985. Mr. Altherr retired from the Company in 1991 and has served the Company as a consultant on various occasions since September 1991. From 1984 to 1991, he served the Company in various capacities, including: Executive Vice President, Sales and Marketing; Executive Vice President, Sales; Chief Operating Officer/Chief Financial Officer; Senior Vice President, Finance; Executive Vice President, Finance and Administration; and Treasurer.

  G. WILLIAM SPEER (age 53) has been a director since 1983 and Assistant Secretary of the Company since April 1994. He served as Secretary from 1983 to 1994. He has been a member of the law firm of Powell, Goldstein, Frazer & Murphy since 1965 (and a partner since 1970). He is also a director of Southern Electronics Corporation (a wholesale distributor of computer-related and cellular telephone products) and Goody's Family Clothing, Inc. (an apparel retailer).

               CLASS III DIRECTORS -- CURRENT TERM EXPIRING 1996

  CHARLES D. DALEY (age 60) has been a director of the Company since 1990 and an executive officer since 1988. Since 1988, he has served as the Company's Executive Vice President, Finance and Administration (formerly Senior Vice President, Finance and Administration), Treasurer and Chief Financial Officer. Prior thereto, he was Vice President, Finance and Administration at Megatek Corp., a subsidiary of United Telecommunications (a CAD/CAM terminal manufacturer).

  MICHAEL C. DOW (1) (age 47) has been a director of the Company since 1977 and was an executive officer from 1977 until January 1989. He served the Company in a consulting capacity from February 1989 to January 1992. From 1977 to January 1989, he served the Company in various capacities, including Senior Vice President, Marketing and Service; Senior Vice President, Marketing; Senior Vice President, Sales and Customer Technical Service; Senior Vice President, Sales and Customer Support; and Senior Vice President, Sales and Services. Since October 1989, he has served as Mayor of the City of Mobile, Alabama. He is also a director of Openquest Technologies, Inc. (a provider of computer programming services).

  S. FELTON MITCHELL, JR. (age 49) has been a director of the Company since 1987. He has been President, S. Felton Mitchell, Jr., P.C. (attorney) since 1987 and sole proprietor, S. Felton Mitchell, Jr., CPA (accounting) since 1986. He is also a director of Mobile Gas Service Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During fiscal 1994, the Board of Directors met four times. All members of the Board attended at least 75% of the total number of Board meetings and meetings of committees of which they were members.

  During fiscal 1994, the Audit Committee consisted of Messrs. Altherr, Burch, Mitchell and Speer (Chairman) and met four times. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies.

  During fiscal 1994, the Compensation Committee, consisting of Messrs. Burch (Chairman), Mitchell and Speer, met four times. The Compensation Committee is responsible for recommending and reviewing the compensation, including fringe benefits, of the executive officers and directors of the Company and for administering certain of the Company's stock option plans.

  The Company has no nominating committee.
- - --------
(1)Messrs. Dow and Parker are brothers-in-law of Mr. Busby.

DIRECTOR COMPENSATION

  No remuneration is paid to executive officers of the Company for services rendered in their capacities as directors. The Company pays fees to non-employee directors of $1,500 per month, plus $750 for each day, or part thereof, spent in meetings of the Board of Directors or committees thereof. Non-employee directors who are members of a committee are paid an additional $2,000 a year for each committee on which the non-employee director serves. Non-employee directors may elect to receive stock options pursuant to the QMS, Inc. Stock Option Plan for Directors in lieu of cash compensation. Cash directors' fees paid to Mr. Speer are paid over by him to the law firm of which he is a partner.

  Mr. Altherr is a party to an employment and consulting agreement with the Company pursuant to which he received consulting fees of approximately $150,000 in fiscal 1994. The agreement expires in September 1996. Prior to his retirement from the Company in 1991, Mr. Altherr served in various executive capacities, including as Executive Vice President, Sales and Marketing. Mr. Altherr is obligated under this agreement to assume such duties and responsibilities with respect to the Company as may be assigned to him from time to time by the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company or representations that no Forms 5 were required, the Company believes that during fiscal 1994 all of the Company's directors and executive officers complied with all Section 16(a) filing requirements, except that Mr. Peter van Schaick, an officer of certain subsidiaries of the Company who is no longer required to file Section 16 reports, filed one late report covering one stock option grant.

                               EXECUTIVE OFFICERS

  The executive officers of the Company serve at the discretion of the Board of Directors and during fiscal 1994 included Messrs. Busby and Daley, Dr. Parker, and Messrs. Raymond A. Rosewall and Albert A. Butler (each of whom is identified in the Summary Compensation Table below), Philip R. Cahoon and Gregory R. Jones.

  Mr. Rosewall (age 43) has been Executive Vice President, Worldwide Sales and Marketing since April 1992; from July 1989 to April 1992, he was Executive Vice President, Operations; and from September 1986 to July 1989, he was Vice President, Manufacturing at Genicom Corporation (a computer printer manufacturer).

  Mr. Butler (age 52) has been Senior Vice President, Operations since April 1992; from January 1991 to April 1992, he was Vice President, Corporate Materials and Logistics; from May 1965 to December 1990, he was Manager of Logistics at General Electric Co. (manufacturer of electronics).

  Mr. Cahoon (age 41) has been Corporate Controller since August 1985 and also has been Vice President and Assistant Secretary since October 1990; and from July 1987 to October 1990, he was Executive Director of QMS. Prior to being employed by QMS, Mr. Cahoon was Manager, Cost Analysis and Controls with International Paper Company.

  Mr. Jones (age 42) has been Vice President, General Counsel and Secretary since April 1994, and assumed the additional duties of the former Vice President, Human Resources (whose employment terminated) in August 1994; from July 1992 to April 1994, he was General Counsel to the Company; from September 1991 to July 1992 he served the Company as Corporate Attorney; from September 1988 to August 1991 he was Manager of Contracts and Pricing at Thiokol Corporation (a manufacturer of solid fuel rocket motors).

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of November 28, 1994 regarding the amount of Common Stock beneficially owned by each of the executive officers whose names appear in the "Summary Compensation Table" included herein ("named executive officers"), each director and director nominee of the Company, all directors and officers of the Company as a group, and each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock. All shares shown reflect sole voting and investment power except as otherwise noted.

  According to rules adopted by the Securities and Exchange Commission, a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right of conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding.

                                 NUMBER OF SHARES AND NATURE OF
                                    BENEFICIAL OWNERSHIP AT
                                       NOVEMBER 28, 1994
                          -------------------------------------------
                              VOTING OR                     OPTIONS
                          INVESTMENT POWER                EXERCISABLE
                          --------------------------         WITHIN    PERCENT OF
     NAME OR GROUP          SOLE           SHARED           60 DAYS    CLASS(/1/)
     -------------        ----------      ----------      -----------  ------------
James L. Busby..........     556,943(/2/)          0          122,000      6.3%
Charles D. Daley........           0           3,000(/3/)      63,000      *
Donald L. Parker, Ph.D.
 .......................       4,353          25,517(/3/)      68,000      *
Jack R. Altherr.........       5,363               0            6,250      *
Lucius E. Burch, III....      14,740          69,525(/4/)      27,307      1.0%
Michael C. Dow..........      19,000          40,467(/3/)      11,250      *
S. Felton Mitchell, Jr..           0               0           20,307      *
G. William Speer........           0               0           22,307      *
Raymond A. Rosewall ....       6,693               0           50,000      *
Albert A. Butler........       3,226           1,000           15,200      *
Franklin J.
 Lassman(/5/)...........           0               0           15,400      *
All current directors
 and executive officers
 as a group
 (12 persons)...........     612,574         139,809          433,221     10.7%

- - --------
*  Indicates beneficial ownership of less than 1.0%.
(1) For each person named and the group identified in the table, "Percent of Class" has been calculated assuming the exercise of all options exercisable by that person or group within 60 days after November 28, 1994.
(2) Includes 17,000 shares held by his spouse, as to which Mr. Busby has no voting or investment power and disclaims beneficial ownership.
(3) Voting and investment power shared with spouse with respect to the indicated shares.
(4) Of the indicated shares, 5,000 are held of record by Mr. Burch's spouse; 18,425 are held of record by a trust of which Mr. Burch is a beneficiary and a co-trustee; 100 are held by dependents of Mr. Burch; and 46,000 are held of record by investment clients of Mr. Burch's firm (Massey Burch Investment Group, Inc.). Mr. Burch disclaims beneficial ownership of all shares held by his spouse, dependents and investment clients of his firm.
(5) Mr. Lassman's employment as an executive officer of the Company ended in April 1994.

                         EXECUTIVE COMPENSATION TABLES

  The following tables present certain information concerning the cash compensation and stock options provided to the named executive officers for each of fiscal 1994, fiscal 1993 and fiscal 1992. The notes to these tables provide more specific information regarding compensation. The executive officer compensation policies of the Board of Directors are discussed in more detail in the Compensation Committee Report.

  This table presents the total compensation earned by the Company's CEO and its five most highly compensated executive officers other than the CEO who earned over $100,000 in salary and bonus during fiscal 1994. The Company has no outstanding stock appreciation rights ("SARs") and no shares of restricted stock.

                                    TABLE 1

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                      ANNUAL COMPENSATION ($)       AWARDS
                                    ---------------------------- ------------
                                                                  SECURITIES
                                                    OTHER ANNUAL  UNDERLYING   ALL OTHER
                             FISCAL  SALARY  BONUS  COMPENSATION   OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR  ($)(/1/)  ($)       ($)          (#)        ($)(/2/)
- - ---------------------------  ------ -------- ------ ------------ ------------ ------------
James L. Busby                1994  593,685       0         0       10,000       52,589
Chairman, President and       1993  594,326       0         0        5,000      141,774
CEO                           1992  566,346       0         *       10,000            *
Charles D. Daley              1994  314,434       0         0        5,000      176,185
Executive Vice President,     1993  315,131       0         0        5,000      243,590
Treasurer and CFO             1992  294,231       0         *       10,000            *
Donald L. Parker, Ph.D.       1994  318,235       0         0        5,000       43,663
Executive Vice President,     1993  318,871       0         0        5,000       93,810
Products & Technology         1992  294,231       0         *       10,000            *
Raymond A. Rosewall           1994  245,074       0         0        5,000        5,456
Executive Vice President,     1993  245,760       0         0        5,000        5,295
Worldwide Sales & Marketing   1992  215,000       0         *       20,000            *
Albert A. Butler              1994  149,916       0         0        5,000        5,068
Sr. Vice President,           1993  144,800       0         0        5,000        5,133
Operations                    1992  134,999       0         *        7,000            *
Franklin J. Lassman(/3/)      1994  186,539  84,475         0            0        5,630
Former Sr. Vice President     1993  223,606  48,475    16,915       13,500        3,635
and Managing Director,        1992  209,722       0         *        5,000            *
Asia Pacific Operations

- - --------
*  Omitted pursuant to regulations of the Securities and Exchange Commission.
(1) Amounts reported in the "Salary" column for fiscal 1993 for Messrs. Busby and Daley and Dr. Parker are greater than the corresponding amounts for fiscal 1992 solely because of timing differences in the Company's bi-weekly pay periods. The increase in Mr. Rosewall's salary occurred in connection with his change in position from Executive Vice President, Operations to Executive Vice President, Worldwide Sales and Marketing. The amounts in this column include automobile allowance and accounting services for Messrs. Busby, Daley, Parker and Rosewall for all three fiscal years and tax equalization for Mr. Lassman for fiscal 1992 and 1993, but such amounts do not exceed the lesser of $50,000 or 10% of such officer's salary for such year.
(2) Includes for Mr. Busby: $5,456 contributed on his behalf to the Company's 401(k) Plan, $4,650 for life insurance premiums paid on his behalf and $42,483 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Mr. Daley: $5,456 contributed on his behalf to the Company's 401(k) Plan and $170,729 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Dr.
    Parker: $5,456 contributed on his behalf to the Company's 401(k) Plan, $2,180 for life insurance premiums paid on his behalf and $36,027 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Mr. Rosewall: $5,456 contributed on his behalf to the Company's 401(k) Plan. Includes for Mr. Butler: $5,068 contributed on his behalf to the Company's 401(k) Plan. Includes for Mr. Lassman: $5,630 contributed on his behalf to the Company's 401(k) Plan.
(3) Mr. Lassman's employment as an executive officer of the Company ended in April 1994.

                                    TABLE II

                        FISCAL 1994 STOCK OPTION GRANTS

  The following table presents information regarding options to purchase shares of Common Stock that were issued by the Company to its named executive officers in fiscal 1994 that may be exercised to purchase shares of Common Stock. The Company granted no SARs during fiscal 1994.

                                         INDIVIDUAL GRANTS
                             ------------------------------------------
                             NUMBER OF  % OF TOTAL
                             SECURITIES  OPTIONS
                             UNDERLYING GRANTED TO EXERCISE              GRANT
                              OPTIONS   EMPLOYEES   OR BASE               DATE
                              GRANTED   IN FISCAL    PRICE   EXPIRATION  VALUE
    NAME                      (#)(/1/)     YEAR    ($/SHARE)    DATE    ($)(/2/)
    ----                     ---------- ---------- --------- ---------- --------
James L. Busby..............   10,000      4.2%      $8.75    1/25/04   $36,000
Charles D. Daley............    5,000      2.1%      $8.75    1/25/04   $18,000
Donald L. Parker, Ph.D......    5,000      2.1%      $8.75    1/25/04   $18,000
Raymond A. Rosewall.........    5,000      2.1%      $8.75    1/25/04   $18,000
Albert A. Butler............    5,000      2.1%      $8.75    1/25/04   $18,000
Franklin J. Lassman(/3/)....        0        0%      $   0        n/a   $     0

- - --------
(1) All options granted to the named executive officers were granted on January 25, 1994. These options become exercisable in 20% increments annually beginning on the date of grant and are subject to accelerated vesting in whole or in part upon a "change of control" as defined in the Company's 1987 Stock Option Plan.
(2) This column represents the present value of the options on the date of grant using the Black-Scholes option pricing model adapted for the Company's Common Stock, utilizing the following assumptions: three-year stock price volatility of 0.5273; no dividend yield; expected term to exercise of 366 days; interest rates equal to the U.S. Treasury Note rates in effect at the date of the grant (approximately 8%) for the expected term of the option and no adjustment for non-transferability or forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value to be realized by an executive will be at or near the value estimated by the Black-Scholes model.
(3) Mr. Lassman's employment as an executive officer of the Company ended in April 1994.

                                   TABLE III

                 AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND
                         FISCAL YEAR-END OPTION VALUES

  The following table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1994 and the value of unexercised options held at September 30, 1994. The Company has no outstanding SARs.

                                                 NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED          IN-THE-MONEY
                            SHARES     VALUE    OPTIONS AT 9/30/94 (#)   OPTIONS AT 9/30/94 ($)(/1/)
                         ACQUIRED ON  REALIZED ------------------------- -------------------------------
    NAME                 EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE      UNEXERCISABLE
    ----                 ------------ -------- ----------- ------------- --------------   --------------
James L. Busby..........        0      $    0    113,000      32,000      $      139,625     $      8,500
Charles D. Daley........        0           0     57,000      22,000              20,125            5,500
Donald L. Parker, Ph.D.
 .......................        0           0     62,000      22,000              60,125            5,500
Raymond A. Rosewall.....        0           0     44,000      26,000              10,375            5,500
Albert A. Butler........        0           0     10,800      16,200               1,375            5,500
Franklin J.
 Lassman(/2/)...........    6,000      15,000     10,700      18,800                 438            1,750

- - --------
(1) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Company's Common Stock on that date ($9.50).
(2) Mr. Lassman's employment as an executive officer of the Company ended in April 1994.

STOCK PERFORMANCE GRAPH

  The following graph compares the Company's five-year cumulative total return to the S&P 500 and the S&P Computer Systems Composite Index over the five-year period beginning on October 1, 1989 and ending September 30, 1994. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500 and the S&P Computer Systems Composite Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                   QMS, INC.
           COMPARISON OF CUMULATIVE TOTAL RETURN (10/01/89-09/30/94)
                                      VS.
               S&P 500 AND S&P COMPUTER SYSTEMS COMPOSITE INDICES


                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
            AMONG S&P 500, S&P COMPUTER SYSTEMS COMPOSITE INDICES
                                 AND QMS, INC.

                                               S&P
Measurement period                S&P        COMPUTER      QMS,
(Fiscal Year Covered)             500         SYSTEMS      Inc.
- - ---------------------           --------     --------    --------
Measurement PT -
10/01/89                        $100.00     $100.00     $100.00

FYE 10/01/90                    $ 90.72     $ 89.25     $ 95.60
FYE 10/01/91                    $118.97     $ 97.90     $202.20
FYE 10/01/92                    $132.11     $ 81.80     $ 64.84
FYE 10/01/93                    $149.20     $ 54.72     $ 80.22
FYE 09/30/94                    $154.73     $ 79.95     $ 83.52



                                     1989  1990   1991    1992    1993    1994
                                     ---- ------ ------- ------- ------- -------
   S&P 500.......................... $100 $90.72 $118.97 $132.11 $149.20 $154.73
   S&P Computer Systems.............  100  89.25   97.90   81.80   54.72   79.95
   QMS, Inc.........................  100  95.60  202.20   64.84   80.22   83.52

                              EXECUTIVE AGREEMENTS

  The Company has entered into an Executive Agreement with each of Messrs. Busby, Daley and Rosewall and Dr. Parker. Each agreement will remain in effect so long as the executive remains employed by the Company and thereafter until all payments to which the executive is entitled under the agreement have been made. Among other things, each agreement provides that if, within 18 months after the date of a Change of Control (as defined in each agreement) while the executive is employed by the Company, (i) the executive's employment is involuntarily terminated (except for cause) or (ii) the executive voluntarily terminates his employment because of material changes in the nature or scope of his duties or employment (including a change of the principal place of performance of his duties) or the reduction of his compensation without his consent, then the executive may exercise his rights to receive payments under the agreement, including a cash payment of 299% of his "base amount," as defined in Section 280G of the Code (the "Executive Payment"). If the executive dies before the payment is made, his legal representative is entitled to receive the Executive Payment.

  Under the agreement, a "Change of Control" of the Company means (i) the acquisition by any individual, entity or group (other than an employee benefit plan of the Company) of 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors or (ii) a change in the composition of the Board of Directors such that the persons who either were directors on the date of the agreement, or who became directors subsequent to such date and whose election or nomination to the Board of Directors was duly approved by the persons who were directors on the date of the agreement, shall not constitute a majority of the members of the Board of Directors.

  Each agreement also provides for the payment of all costs and expenses incurred by the executive to (i) defend the validity of the agreement, (ii) contest any determinations by the Company concerning the amounts payable by the Company under the agreement, (iii) determine in any tax year of the executive the tax consequences to the executive of any amounts payable (or reimbursable) under the agreement or (iv) prepare responses to an Internal Revenue Service audit of, and otherwise defend, his personal income tax return for any year which is the subject of any such audit or any adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by or related to an audit by the Internal Revenue Service of the Company's income tax returns.

  Should any of the payments or reimbursements that are provided for under the agreement to be paid to or for the benefit of the executive or payments or benefits under any other plan, agreement or arrangement between the executive and the Company, be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state or local tax law, the Company shall pay to the executive such additional compensation as is necessary to place the executive in the same after-tax position he would have been in had no such tax been paid or incurred by the executive.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                      THE BOARD OF DIRECTORS OF QMS, INC.

  The Compensation Committee of the Board of Directors is composed of three non-management directors, Messrs. Burch (Chairman), Mitchell and Speer. The Committee is responsible for setting overall policies that govern the Company's compensation programs, administering certain of the Company's equity compensation plans and establishing the cash compensation of executive officers.

  The Company's executive compensation programs are designed to attract, reward and retain key executives who will continue to lead the Company in achieving its objectives in a highly competitive and fast-changing industry.

  The cash compensation for each of the Company's executives consists of a base salary and an annual incentive program. Long-term incentives consist of stock options granted under the Company's 1984 and 1987 Stock Option Plans.

CASH COMPENSATION -- BASE SALARIES

  Base salary targets are established by reviewing published survey data and compensation information contained in proxy statements regarding similar positions held by executives of other high technology/electronics firms of approximately the same size as the Company. The Compensation Committee then chooses to pay the executive at, above or below his base salary target according to the following two factors:

  1. The executive's job performance in the Company's last fiscal year, and
  2. The executive's perceived potential to contribute to the Company's performance in the upcoming fiscal year.

  Final decisions regarding the establishment of base salary targets and levels of base salaries are made independently by the Compensation Committee. The Committee does, however, solicit input from the Company's Chief Executive Officer and Executive Vice President and Chief Financial Officer on the level of performance of executives reporting to them. Base salary adjustments may be made within a fiscal year based on the executive's performance and contribution to the Company's results of operations during that period.

CASH COMPENSATION -- ANNUAL INCENTIVE PROGRAMS

  The Compensation Committee believes that an annual cash compensation program tied to the Company's performance provides appropriate short-term incentives to the Company's key executive officers. Accordingly, Messrs. Busby, Daley and Rosewall and Dr. Parker participate in an annual cash incentive program that requires the Company to achieve a certain earnings per share level before any payments may be made. The earnings per share levels are established by the Compensation Committee upon recommendation by the Executive Vice President and Chief Financial Officer of the Company each year and are generally set at levels providing for an increase in earnings per share over the prior year before any incentive compensation is earned. The threshold earnings per share target level for fiscal 1994 was $0.55 per share. If such earnings had been achieved, each of Messrs. Busby, Daley and Rosewall and Dr. Parker would have received an additional cash payment equal to 18% of his base salary. If higher earnings per share levels had been achieved, they would have been eligible to receive correspondingly higher bonus amounts. The Committee's philosophy is that executive base salaries should be competitive within the industry and should be paid regardless of the Company's performance so long as the officer retains his position, but that the annual incentive portion of executive compensation should not be paid unless stockholders benefit from improved earnings per share. Because target earnings per share levels were not attained in fiscal 1992, fiscal 1993 or fiscal 1994, no payments were made under this program for those years.

STOCK OPTION PROGRAMS

  The Compensation Committee believes that management ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management and stockholders. To that end, the Compensation Committee has historically granted stock options at option prices not less than the fair market value of the Common Stock on the grant date. Any gain from the exercise of the stock options will occur only when the price of the Company's Common Stock increases above the option grant price. This situation, in turn, means that stockholder value is being enhanced. In fiscal 1994, the Compensation Committee granted stock options to the named executive officers as outlined in Table II above setting forth fiscal 1994 stock option grants.

COMPENSATION -- CHIEF EXECUTIVE OFFICER

  The Compensation Committee considers the information set forth above concerning compensation paid to executives by other companies in setting the compensation of Mr. Busby as the Chief Executive Officer of the Company. The Committee's objective in setting Mr. Busby's compensation is that his salary be at the high end of a range of salaries paid to chief executive officers of companies in the high technology/electronics industry of approximately the same size as the Company. In addition, the Committee approves the performance objectives set forth in the annual incentive plan described above, which is designed to permit Mr. Busby (as well as the other officer-participants in the annual incentive plan) to earn additional compensation if certain earnings per share levels are achieved. See the discussion under "Cash Compensation -- Annual Incentive Programs" above. The Committee also granted stock options to Mr. Busby in fiscal 1994 based on the philosophy described under "Stock Option Programs" above. See "Table II -- Fiscal 1994 Stock Option Grants" for the terms of such options.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

  Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. It has been determined that no portion of anticipated compensation payable to any executive officer in 1994 would be non-deductible. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

                    Submitted By the Compensation Committee
                           of the Board of Directors

      Lucius E. Burch, III    S. Felton Mitchell, Jr.    G. William Speer

  The foregoing Report of the Compensation Committee shall not be deemed to constitute soliciting material or to be filed for purposes of Section 18 of the Securities Exchange Act of 1934.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Burch, Mitchell and Speer. Mr. Speer is also a partner in the firm of Powell, Goldstein, Frazer & Murphy of Atlanta, Georgia, which acts as corporate counsel for the Company.

                                    AUDITORS

  The firm of Deloitte & Touche LLP has served as the Company's independent certified public accountants since 1980. The appointment of auditors is a matter for determination by the Audit Committee of the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of this firm is expected to attend the Meeting, to respond to questions from stockholders and to make a statement if he so desires.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

  Any stockholder of the Company wishing to submit a proposal for action at the Company's annual meeting of stockholders to be held in 1996 and desiring the proposal to be considered for inclusion in the Company's proxy material relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive office not later than August 5, 1995 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 ANNUAL REPORT

  The Company's 1994 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation material.

                                    GENERAL

  Management does not know of any other matters to be presented at the Meeting for action by stockholders. However, if any other matter requiring a vote of the stockholders is properly presented at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company has engaged Corporate Investor Communications, Inc. to distribute and solicit proxies for the Meeting at an estimated cost of $4,500, plus reasonable expenses. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals and beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses.

  A list of stockholders entitled to be present and vote at the Meeting will be available at the offices of the Company, One Magnum Pass, Mobile, Alabama, for inspection by the stockholders during regular business hours from January 15, 1995 to the date of the Meeting. The list also will be available during the Meeting for inspection by stockholders who are present.

  If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                                              [Sig. Cut]

                                          GREGORY R. JONES
                                          Secretary

December 14, 1994